UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: April 17, 2006
(Date of earliest event reported)

Eden Bioscience Corporation
(Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification Number)

11816 North Creek Parkway N. Bothell, WA (Address of principal executive offices)	98011-8201 (Zip Code)

425-806-7300
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 17, 2006, Eden Bioscience Corporation (the "Company") amended its Restated Articles of Incorporation. The amendment, which is effective at 5:00p.m., Pacific daylight time, on April 18, 2006, serves to effect a 1-for-3 reverse stock split of the Company's common stock and to reduce the Company's number of authorized shares of common stock from 100,000,000 to 33,333,333. The articles of amendment to the Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 - Other Events

On April 17, 2006, the Company filed an amendment to its Restated Articles of Incorporation that effects a 1-for-3 reverse stock split of the Company's outstanding common stock. The reverse stock split will be effective with respect to shareholders of record at 5:00p.m., Pacific daylight time, on April 18, 2006 (the "Effective Time"). As a result of the reverse stock split, each three shares of common stock will be combined and reclassified into one share of common stock and the total number of shares outstanding will be reduced from 24,406,870 million shares to approximately 8,135,623 million shares.

The Company's common stock will trade under the symbol "EDEND" for 20 trading days beginning on April 19, 2006 to designate that it is trading on a post-reverse split basis. The common stock will resume trading under the symbol "EDEN" after the 20-day period has expired.

The Board of Directors of the Company approved the reverse stock split to help the Company regain compliance with The Nasdaq Capital Market's $1 minimum bid price continued listing requirement. As reported on the Company's Current Report on Form 8-K filed on April 4, 2006, the Company received a Nasdaq Staff Determination Letter on April 3, 2006 stating that the Company's common stock had not regained compliance with the $1 minimum bid price continued listing requirement set forth in Marketplace Rule 4310(c)(4) (the "Bid Price Requirement") during the 180-day extension period provided the Company on October 10 2005. Consequently, the Company's common stock is subject to delisting from The Nasdaq Capital Market. The Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which stayed the delisting action pending the issuance of a final decision by the Panel. The hearing is scheduled for May 4, 2006. The Company can regain compliance with the Bid Price Requirement if the Company's stock closes at or above $1 for 10 consecutive business days following the reverse stock split, in which case the Company would expect to receive notification from Nasdaq that it has regained compliance and that the hearing process will be terminated.

The Company's Board of Directors believes that maintaining the Company's listing on the Nasdaq Capital Market is in the Company's best interest and the best interest of the Company's shareholders because The Nasdaq Capital Market provides a broader market for trading the Company's common stock and increases the Company's ability to use common stock for strategic or financing transactions. However, there can be no assurance that the reverse stock split will cause the Company to regain compliance with the Bid Price Requirement for the required period of time. If the Company does not regain compliance and the common stock is delisted from The Nasdaq Capital Market, trading in the common stock would have to be conducted on a regional stock exchange, if available, or in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Any of these would likely significantly decrease the liquidity of the Company's common stock.

The reverse stock split affects all of the Company's shareholders uniformly and does not affect any shareholder's percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. As described below, shareholders holding fractional shares are entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders holding, as of the Effective Time, fewer than two shares. However, this was not the purpose of the reverse stock split. The Company continues to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, following the reverse stock split.

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company's common stock not evenly divisible by three will be entitled, upon surrender of certificate(s) representing such shares (to the extent in certificated form), to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing sales price of our common stock on trading day immediately preceding the Effective Time, as reported on The Nasdaq Capital Market, which was $0.76 ($2.28 on a post-reverse stock split basis). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive the cash payment therefor.

Beginning at the Effective Time, each certificate representing shares of the Company's common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership of one-third of the shares indicated on the certificate rounded down to the nearest whole share. All shares issuable upon exercise of outstanding stock options will automatically be adjusted.

The Company's transfer agent, Mellon Investor Services LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Time, shareholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split and cash in lieu of any fractional shares, if applicable. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Item 9.01 - Financial Statements and Exhibits.

EXHIBITS

3.1	Articles of Amendment to Articles of Incorporation.
99.1	Press Release of Eden Bioscience Corporation, dated April 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2006	EDEN BIOSCIENCE CORPORATION

	By:	/s/ Bradley S. Powell
Bradley S. Powell
Chief Financial Officer